SCHEDULE A


                         RULE 10F-3 TRANSACTIONS REPORT
                     JULY 1, 2003 THROUGH SEPTEMBER 30, 2003
             AFFILIATED UNDERWRITER: BANC OF AMERICA SECURITIES, LLC

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

                                Type of
                               Security*    Date                                 Principal/            Price
Issuer                         (1), (2), Offering   Purchase                      Shares    Price/     Paid         % of  % of Fund
                               (3), (4)  Commenced  Date       Selling Broker**  Purchased  Par        By Fund      Issue   Assets
------------------------------------------------------------------------------------------------------------------------------------
NATIONS FUNDS TRUST
NATIONS ASSET ALLOCATION FUND
                                                                  Salomon
Marsh & McLennan 5.875 8/1/33       1    07/23/03   07/23/03   Smith Barney         31,000     $99.136      $30,732    0.01%   0.01%
Thomson Corporation 5.25 8/15/13    1    08/05/03   08/05/03    Bear Stearns       105,000     $99.568     $104,546    0.04%   0.05%
General Dynamics 4.50 8/15/10       1    08/11/03   08/11/03    Bear Stearns        10,000     $99.655       $9,966    0.00%   0.00%
Bristol Meyers Squibb               1    08/13/03   08/13/03   Goldman Sachs        57,000     $99.356      $56,633    0.01%   0.03%
Cox Communications 5.50% 10/1/15    1    09/15/03   09/15/03   Morgan Stanley       69,000     $99.295      $68,514    0.01%   0.03%
Cadbury Schweppes 5.125 10/1/13     1    09/22/03   09/22/03  J.P. Morgan Chase    126,000     $99.436     $125,289    0.01%   0.06%


NATIONS BOND FUND
                                                                 Salomon
Marsh & McLennan 5.875 8/1/33       1    07/23/03   07/23/03   Smith Barney        990,000     $99.136     $981,446    0.33%   0.04%
Carat 2003-3 A1B                    1    08/05/03   08/05/03  J.P. Morgan Chase  5,000,000    $100.000   $5,000,000    0.17%   0.21%
Thomson Corporation 5.25
  8/15/13                           1    08/05/03   08/05/03     Bear Stearns    3,371,000     $99.568   $3,356,437    1.35%   0.14%
General Dynamics 4.50 8/15/10       1    08/11/03   08/11/03     Bear Stearns      290,000     $99.655     $289,000    0.04%   0.01%
Bristol Meyers Squibb               1    08/13/03   08/13/03    Goldman Sachs    1,763,000     $99.356   $1,751,646    0.29%   0.07%
RASC Series 2003-KS7 Trust          1    08/13/03   08/13/03     J.P. Morgan     5,000,000    $100.000   $5,000,000    0.33%   0.21%
Daimler Chrysler Auto
  Trust 2003-A                      1    08/14/03   08/14/03    Morgan Stanley   3,000,000     $99.995   $2,999,847    0.24%   0.13%
Cox Communications 5.50%
  10/1/15                           1    09/15/03   09/15/03    Morgan Stanley   1,682,000     $99.295   $1,670,142    0.34%   0.07%
Cadbury Schweppes 5.125
  10/1/13                           1    09/22/03   09/22/03  J.P. Morgan Chase  3,876,000     $99.436   $3,854,139    0.39%   0.16%


NATIONS CASH RESERVES
USAA Owner Trust 2003-1 A1          1    07/24/03   07/24/03    Deutsche Bank   35,000,000    $100.000   $35,000,000   0.79%   0.05%
Daimler Chrysler Auto Trust         1    08/21/03   08/21/03    Morgan Stanley 150,000,000    $100.000  $150,000,000   8.44%   0.23%
CIT Equipment Collateral
  2003-EF1A1                        1    09/25/03   09/25/03       Wachovia     50,000,000    $100.000   $50,000,000   6.33%   0.08%


NATIONS CONVERTIBLE
  SECURITIES FUND
TXU Corp Float Rate Due 7/15/33     3    07/10/03   07/10/03   CS First Boston  14,900,000     $99.500   $14,825,500   2.75%   1.18%
School Specialty 3.75%
  CV BD DUE 8/1/23                  3    07/15/03   07/15/03      Citigroup      4,900,000    $100.000    $4,900,000   2.75%   0.39%
Health Management Assoc
  1.5% CVBD DUE 8/1/23              3    07/24/03   07/24/03       Wachovia      9,920,000     $98.750    $9,796,000   1.96%   0.77%
Vishay Intertechnology,                                          J.P. Morgan
  Inc 3.625% 8/1/23                 3    08/01/03   08/01/03       -Chase       12,890,000     $98.000   $12,632,200   2.81%   0.99%
Andrew Corp 3.25% 8/15/13           3    08/05/03   08/05/03      Citigroup      7,425,000    $100.000    $7,425,000   3.71%   0.59%
DST System 4.125% 8/15/23           3    08/07/03   08/07/03      Citigroup      9,920,000    $100.000    $9,920,000   2.20%   0.78%
Exult Inc 2.5% 10/1/2010            3    09/24/03   09/24/03    Goldman Sachs    2,976,000    $100.000    $2,976,000   2.98%   0.22%


NATIONS MIDCAP GROWTH FUND
Hewitt Associates, Inc.             1    08/07/03   08/07/03    Goldman Sachs       60,150     $23.000    $1,383,450   0.76%   0.28%


NATIONS MONEY MARKET RESERVES
Daimler Chrysler Auto Trust         1    08/21/03   08/21/03    Morgan Stanley  40,000,000    $100.000   $40,000,000   2.25%   0.29%


NATIONS SHORT TERM INCOME FUND
Carat 2003-3 A-3A                   1    08/05/03   08/05/03  J.P. Morgan Chase  4,000,000     $99.998    $3,999,922   0.14%   0.37%


NATIONS SMALL COMPANY FUND
Molina Healthcare                   1    07/01/03   07/01/03   CIBC, SG Cowen       50,000     $17.500      $875,000   0.76%   0.13%


NATIONS STRATEGIC INCOME FUND
                                                                 Salomon
Marsh & McLennan 5.875 8/1/33       1    07/23/03   07/23/03   Smith Barney         59,000     $99.136       $58,490   0.02%   0.03%
Thomson Corporation 5.25
  8/15/13                           1    08/05/03   08/05/03    Bear Stearns       204,000     $99.568      $203,119   0.08%   0.09%
General Dynamics 4.50 8/15/10       1    08/11/03   08/11/03    Bear Stearns        19,000     $99.655       $18,934   0.00%   0.01%
Bristol Meyers Squibb               1    08/13/03   08/13/03   Goldman Sachs       105,000     $99.356      $104,324   0.02%   0.05%
Cox Communications 5.50%
  10/1/15                           1    09/15/03   09/15/03   Morgan Stanley      130,000     $99.295      $129,084   0.03%   0.06%
Cadbury Schweppes 5.125
  10/1/13                           1    09/22/03   09/22/03  J.P. Morgan Chase    237,000     $99.436      $235,663   0.02%   0.10%


CORPORATE BOND PORTFOLIO
                                                                  Salomon
Marsh & McLennan 5.875 8/1/33       1    07/23/03   07/23/03    Smith Barney         8,000     $99.136        $7,931   0.00%   0.06%
Thomson Corporation 5.25
  8/15/13                           1    08/05/03   08/05/03     Bear Stearns       24,000     $99.568       $23,896   0.01%   0.18%
General Dynamics 4.50 8/15/10       1    08/11/03   08/11/03     Bear Stearns        8,000     $99.655        $7,972   0.00%   0.06%
Bristol Meyers Squibb               1    08/13/03   08/13/03    Goldman Sachs       36,000     $99.356       $35,768   0.01%   0.26%
Cadbury Schweppes 5.125
  10/1/13                           1    09/22/03   09/22/03  J.P. Morgan Chase     83,000     $99.436       $82,532   0.01%   0.18%


HIGH INCOME PORTFOLIO
Case New Holland Inc.                                           KBC Financial
  Corporation                       1    07/29/03   07/29/03      Products          77,000     $98.750       $76,038   0.01%   0.68%
Case New Holland Inc.
  Corporation                       1    07/29/03   07/29/03      Citigroup         36,000     $98.621       $35,504   0.00%   0.32%
DEX Media West 9.875 8/15/13        1    08/15/03   08/15/03     J.P. Morgan        38,000    $100.000       $38,000   0.00%   0.35%

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* The following designations identify whether the securities are: (1) part of a
Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.
The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).